UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

AmerisourceBergen Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During a conference call held by the Registrant at 11:00 a.m. Eastern Time on July 27, 2010, the Registrant announced its preliminary expectations regarding diluted earnings per share for the fiscal year ending September 30, 2011.  The Registrant said that it preliminarily expects a diluted earnings per share growth rate of between 7 percent to 11 percent for fiscal year 2011, which is based on an assumption of diluted earnings per share of $2.13 for the fiscal year ending September 30, 2010 (the mid-point of the Registrant’s guidance of between $2.16 to $2.20 for diluted earnings per share in fiscal year 2010, less a $0.05 gain for special items recognized in fiscal year 2010).  The Registrant also announced that it does not expect sales of the generic pharmaceutical, Oxaliplatin, to contribute the same benefit to fiscal year 2011 diluted earnings per share growth as such sales did to fiscal year 2010 diluted earnings per share.  Underlying the Registrant’s fiscal year 2011 expectations, among other things, is the assumption that the loss of earnings from Oxaliplatin sales will be offset in fiscal year 2011 by sales of any remaining Oxaliplatin inventory together with sales of two generic oncology pharmaceuticals, which may be launched in fiscal year 2011.

This Current Report on Form 8-K contains statements about the Registrant that are not statements of historical fact, including the Registrant’s expectations regarding future diluted earnings per share growth rate and sales of generic pharmaceuticals, all of which may be subject to change in the future. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances that could cause actual results to differ materially from those projected, anticipated or implied. These and other risks and uncertainties are described herein, in Item 1A (Risk Factors) in the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and elsewhere in that report, and in other reports filed by the Registrant pursuant to the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 27, 2010	By: /s/ Michael D. DiCandilo
Name: Michael D. DiCandilo
Title: Executive Vice President and Chief Financial Officer